UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	January 13, 2009

Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

        (e)        On January 13, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Whiting Petroleum Corporation (the “Company”) approved the allocation to the Company’s executive officers under the Company’s Production Participation Plan (the “Plan”) of interests in income from oil and natural gas wells acquired or developed during 2008. The aggregate allocation of such interests to all employees of the Company for the 2008 plan year was set at 2.5%. Of this aggregate amount, the Committee awarded 7.321% to James J. Volker and 3.1905% to each of James T. Brown, Michael J. Stevens, J. Douglas Lang and Mark R. Williams. Once allocated, such interests (not legally conveyed) are fixed and all cash payments are pursuant to the terms of the Plan. The cash payments for 2008 for these interests will be $390,357 for Mr. Volker and $170,118 for each of Messrs. Brown, Stevens, Lang and Williams. The cash payments to such executive officers for future years as a result of such allocations are not determinable as the annual cash distributions for such interests may increase or decrease depending upon prices realized and direct costs incurred by the Company related to oil and natural gas produced by the Company.

        On January 13, 2009, the Committee also approved a form of Executive Excise Tax Gross-Up Agreement (the “Gross-Up Agreement”) to be entered into between the Company and each of its executive officers. The Gross-Up Agreement provides that if a change in control of the Company (as defined in the Gross-Up Agreement) occurs and any payments to the executive under any agreement with, or plan of, the Company are “excess parachute payments” for purposes of the Internal Revenue Code (the “Code”), then the Company will pay the executive the amount necessary to offset the 20% excise tax imposed by the Code and any additional taxes on this payment. However, the Gross-Up Agreement provides that if the executive would not be subject to such excise tax if the total payments to the executive were reduced by an amount that is not in excess of $50,000, then the amounts payable to the executive under the Company’s Production Participation Plan shall be reduced so that the total payments do not exceed the maximum amount that could be paid to the executive without giving rise to such excise tax. The form of Gross-Up Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits:

(10.1)	Form of Executive Excise Tax Gross-Up Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: January 15, 2009	By: /s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(10.1)	Form of Executive Excise Tax Gross-Up Agreement.